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                                                                    Exhibit 99.2

                                REVOCABLE PROXY

                  MUTUAL SAVINGS BANK, F.S.B., A STOCK COMPANY

                        SPECIAL MEETING OF SHAREHOLDERS
                               AUGUST     , 1999

    The undersigned acknowledges receipt of notice of a Special Meeting of
Shareholders of Mutual Savings Bank, f.s.b. to be held on August     , 1999, and
a Joint Proxy Statement/Prospectus dated July     , 1999, and hereby appoints
the Board of Directors of Mutual Savings Bank, f.s.b. or any successors in their respective positions, as attorney and proxy of the undersigned, with full power of substitution, to vote as directed below, all shares of common stock of Mutual
Savings Bank, f.s.b. held of record by the undersigned on July     , 1999, at
the Special Meeting of its Shareholders to be held on August     , 1999, and at
any adjournment thereof:

1.    Approval of the Agreement and Plan of         FOR     AGAINST     ABSTAIN
      Reorganization, dated March 24, 1999,         / /       / /         / /
      and the related Consolidation Agreement,
      dated April 20, 1999, contained and
      described in the Joint Proxy Statement/
      Prospectus dated July    , 1999. (Your
      Board of Directors recommends a vote
      "FOR" this proposal.)

2. As said proxy holder in its discretion may determine by majority vote of the Board of Directors of Mutual Savings Bank, f.s.b. upon all other matters that properly may be presented at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND RELATED CONSOLIDATION AGREEMENT, AND WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PROXY WITH RESPECT TO ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

    Please sign exactly as your name(s) appear(s) below. Joint owners should each sign personally. Executors, administrators, trustees and persons signing for corporations or partnerships should so indicate.

[                             ]              Dated:                      , 1999
                                                    ---------------------



[                             ]
                                             ---------------------------------
                                             Signature of Shareholder(s)


                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
          OF DIRECTORS OF MUTUAL SAVINGS BANK, F.S.B., A STOCK COMPANY